UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 5, 2016

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Officer

On April 8, 2016, the Board of Directors (the “Board”) of Catabasis Pharmaceuticals, Inc. (the “Company”) appointed Jill C. Milne, Ph.D., the Company’s President and Chief Executive Officer, as the Company’s principal financial officer until a Chief Financial Officer is named. Dr. Milne, 48, is a co-founder of the Company and has served as a member of the board of directors and as President and Chief Executive Officer since June 2008.

(d) Election of New Directors

On April 5, 2016, the Board increased the size of the Board from six to eight directors and appointed Burt A. Adelman, M.D. and Michael D. Kishbauch as directors, effective immediately. Dr. Adelman will serve as a Class III director with a term expiring at the Company’s 2018 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Kishbauch will serve as a Class I director with a term expiring at the Company’s 2016 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Adelman will serve as the chairman of the newly established Science and Technology Committee of the Board. Mr. Kishbauch will serve as a member of the Audit Committee of the Board.

Dr. Adelman and Mr. Kishbauch will each receive compensation for their service as non-employee directors in accordance with the Company’s director compensation program, including the award of one-time nonqualified stock options under the Company’s 2015 Stock Incentive Plan to purchase 13,000 shares of the Company’s common stock. The stock options were granted effective April 5, 2016 and each have an exercise price of $4.80 per share, which was equal to the closing price of the Company’s common stock on the NASDAQ Global Market on such grant date. The options will vest in equal annual installments over a three-year period measured from the date of grant, subject to the holders’ continued service as directors, respectively. In connection with establishing the Science and Technology Committee, the Board amended the Company’s director compensation program to provide that service as chairman of the Science and Technology Committee will entitle a director to an additional annual retainer of $10,000 and service on the Science and Technology Committee other than as chairman will entitle a director to an additional annual retainer of $5,000. As chairman of the Science and Technology Committee, Dr. Adelman will be entitled to the additional $10,000 retainer.

Dr. Adelman and Mr. Kishbauch will each enter into indemnification agreements with the Company in a form substantially similar to the form of indemnification agreement that the Company has entered into with its other directors. These agreements will require the Company to indemnify each of Dr. Adelman and Mr. Kishbauch for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their service as directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: April 11, 2016	By:	/s/ Jill C. Milne

Jill C. Milne
President and Chief Executive Officer